EXHIBIT 23

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                                                                      MEMBERS OF
                                                       THE AMERICAN INSTITUTE OF
                                                    CERTIFIED PUBLIC ACCOUNTANTS
[LOGO] REGIER CARR & MONROE, L.L.P.                   THE DIVISION FOR CPA FIRMS
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       CERTIFIED PUBLIC ACCOUNTANTS                                   POLARIS TM
                                                                   INTERNATIONAL



                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Guthrie Savings, Inc., filed with the Securities and Exchange Commission on March 1, 1996, of our report dated April 23, 1999 in this Annual Report on Form 10-KSB of Guthrie Savings, Inc. for the fiscal year ended March 31, 1999.


                                   /s/Regier Carr & Monroe, L.L.P.



June 28, 1999

Wichita, Kansas






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